UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________________________________
Atlassian Corporation Plc
(Exact name of registrant as specified in its charter)
________________________________________________________________

England and Wales	98-1258743
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
Exchange House
Primrose Street
London EC2A 2EG
c/o Herbert Smith Freehills LLP
(Address of Registrant’s Principal Executive Offices)
______________________________________________________________
2015 Share Incentive Plan
(Full title of the plan)
______________________________________________________________
Stuart Fagin
Deputy General Counsel
Atlassian Corporation Plc
350 Bush Street, 13th Floor
San Francisco, California 94104
415.701.1110
(Name, address and telephone number of agent for service)
______________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Emerging growth company	☐
Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by Atlassian Corporation Plc (the “Registrant”) to register 7,244,587 additional Class A ordinary shares of the Registrant, nominal value $0.10 per share (the “Ordinary Shares”), reserved for issuance under the Atlassian Corporation Plc 2015 Share Incentive Plan (the “2015 Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2015 (File No. 333-208436), on November 3, 2016 (File No. 333-214424), on November 3, 2017 (File No. 333-221342), and on November 02, 2018 (File No. 333-228124) are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 20-F for the fiscal year ended June 30, 2022 (the “Annual Report”), filed with the Commission on August 19, 2022 (File No. 001-37651);

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the reports, or portions thereof, not deemed to be filed), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) the description of the Registrant’s Class A ordinary shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37651) filed with the Commission on November 30, 2015 under Section 12(b) of the Exchange Act, as updated in the exhibit titled “Description of share capital” filed as Exhibit 4.4 of the Annual Report, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the Ordinary Shares registered hereunder have been sold or which deregisters all of such Ordinary Shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Articles of the Registrant.	6-K	001-37651	3.1	12/8/2016

4.2	Form of certificate evidencing Class A ordinary shares.	F-1/A	333-207879	4.1	11/18/2015

5.1	Opinion of Herbert Smith Freehills LLP.	Filed Herewith

23.1	Consent of Independent Registered Public Accounting Firm.	Filed Herewith

23.2	Consent of Herbert Smith Freehills LLP (included in Exhibit 5.1).	Filed Herewith

24.1	Power of Attorney (contained on signature page hereto).	Filed Herewith

99.1	2015 Share Incentive Plan.	F-1	333-207879	10.6	11/9/2015
107.1	Filing Fee Table.	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on August 19, 2022.

ATLASSIAN CORPORATION PLC

By:	/s/ Michael Cannon-Brookes
Michael Cannon-Brookes
Co-Chief Executive Officer and Director

By:	/s/ Scott Farquhar
Scott Farquhar
Co-Chief Executive Officer, Interim Chief Financial Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Farquhar and Michael Cannon-Brookes, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Atlassian Corporation Plc, and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Cannon-Brookes	Co-Chief Executive Officer and Director	August 19, 2022
Michael Cannon-Brookes	(Co-Principal Executive Officer)

/s/ Scott Farquhar	Co-Chief Executive Officer, Interim Chief Financial Officer and Director	August 19, 2022
Scott Farquhar	(Co-Principal Executive Officer and Interim Principal Financial Officer)

/s/ Gene Liu	Corporate Controller	August 19, 2022
Gene Liu	(Principal Accounting Officer)

/s/ Shona L. Brown	Director and Chair	August 19, 2022
Shona L. Brown

/s/ Heather Mirjahangir Fernandez	Director	August 19, 2022
Heather Mirjahangir Fernandez

/s/ Sasan Goodarzi	Director	August 19, 2022
Sasan Goodarzi

/s/ Jay Parikh	Director	August 19, 2022
Jay Parikh

/s/ Enrique Salem	Director	August 19, 2022
Enrique Salem

/s/ Steven Sordello	Director	August 19, 2022
Steven Sordello

/s/ Richard P. Wong	Director	August 19, 2022
Richard P. Wong
/s/ Michelle Zatlyn	Director	August 19, 2022
Michelle Zatlyn